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                             EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT dated as of March __, 1998, by and between HARVEY ELECTRONICS, INC., a New York corporation with its principal offices located at 205 Chubb Avenue, Lyndhurst, New Jersey 07071 (the "Company"), and FRANKLIN C. KARP, residing at 10 Dogwood Avenue, Roslyn Harbor, New York 11576 (the "Executive").

                             W I T N E S S E T H :

         WHEREAS, the Company is engaged in the retail, sale, service and custom installation of high quality audio, video and home theater equipment.

         WHEREAS, Executive is presently employed by the Company as the President of the Company.

         WHEREAS, the Company wishes to assure itself of the continued services of the Executive for the period provided in this Agreement, and the Executive is willing to continue to serve in the employ of the Company, as the President of the Company, on a full-time basis for said period, and upon the other terms and conditions hereinafter provided.

         NOW, THEREFORE, the Company and the Executive, intending to be legally bound, agree as follows:

         1. Employment. The Company shall continue to employ the Executive, and the Executive agrees to continue his employment with the Company, as President of the Company in accordance with the terms and conditions hereof for a term of two years ("Term") commencing on the date the Securities and Exchange Commission (the "Commission") declares a registration statement filed by the Company on Form SB-2 (Registration No. 333-42121) to register certain securities of the Company effective.

         2.       Duties.

                  2.1 During the Term, Executive, as the President of the Company, shall continue to perform such duties and have such powers comparable to such duties and powers Executive performed and exercised immediately prior to this Agreement.

                  2.2 During the Term, Executive shall devote his full business time, attention and energy to the business and affairs of the Company and shall not engage, directly or

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indirectly, in any other business, employment or occupation which is competitive with the business of the Company.

         3.       Compensation.


                  3.1 As full compensation for his services and undertakings pursuant to the terms of this Agreement, Executive shall receive a base salary at ________________________ ($________) Dollars per year (the "Base
Compensation"). The Base Compensation shall be payable at such regular times and intervals as the Company customarily pays its employees from time to time. The Executive shall be entitled to receive such salary increases and bonuses as the Board of Directors of the Company may deem appropriate. If elected or re-elected as a director of the Company, Executive agrees to serve in such capacity without additional compensation.

                  3.2 Executive shall have the right to participate, on the same basis as other executive officers of the Company, in the Company's employee benefit programs, if any, including, without limitation, group life, health, accident and hospitalization insurance programs covering the Executive and his dependents and disability insurance similar in coverage to that currently provided.

                  3.3 During the Term, Executive shall continue to be entitled to benefits Executive enjoyed immediately prior to the commencement of this Agreement.

                  3.4 The Company shall deduct from the Executive's Base Compensation and bonus, if any, any federal, state or city withholding taxes, social security contributions and any other amounts which may be required to be deducted or withheld by the Company pursuant to any federal, state or city laws, rules or regulations.

                  3.5 The Company shall reimburse the Executive, or cause him to be reimbursed, for all reasonable out-of-pocket expenses incurred by him in the performance of his duties hereunder or in furtherance of the business and/or interests of the Company; provided, however, that the Executive shall have previously furnished to the Company an itemized account, satisfactory to the Company, in substantiation of such expenditures.

         4. Indemnification. The Company undertakes, to the extent permitted by law, to indemnify and hold the Executive harmless from and against all claims, damages, losses and expenses, including reasonable attorneys' fees and disbursements, arising out of the performance

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by the Executive of his duties pursuant to this Agreement, in furtherance of the Company's business and within the scope of his employment.

         5.       Termination.

                  5.1 If the Executive dies or becomes disabled during the Term, or if Executive voluntarily terminates his employment with the Company, his Base Compensation and all other rights under this Agreement shall terminate at the end of the month during which death or disability or voluntary termination occurs. For purposes of this Agreement, the Executive shall be deemed to be "disabled" if he has been unable to perform his duties for six (6) consecutive months or for an aggregate amount of time equal to nine (9) months in any twelve (12) month period, all as conclusively determined in good faith by the board of directors of the Company.

                  5.2 The Company shall have the right to terminate the employment of Executive for cause as set forth in Article 5.3, or without cause. In the event Executive's employment with the Company is terminated without cause, Executive shall be entitled, and agrees, to receive only the compensation from the Company as set forth in the severance agreement between the Company and Executive ("Severance Agreement") dated April 3, 1997 applicable to termination other than for cause.

                  5.3 The Company shall have the right to terminate the employment of Executive under this Agreement in the manner described in the last paragraph of Article 5.4 and Executive shall forfeit the right to receive any and all further payments hereunder, other than the right to receive compensation and benefits then due and payable to Executive pursuant to
Article 3 hereof through the date of termination, if Executive shall have committed any of the following acts of default:

                  (a) Executive shall have committed any breach of any of the provisions or covenants of this Agreement;

                  (b) Executive shall have committed any act of gross negligence in the performance of his duties or obligations hereunder, or, without proper cause, shall have willingly refused or neglected to perform his employment duties or obligations under this Agreement;

                  (c) Executive shall have committed any act of willful misconduct, dishonesty, breach of trust, or moral turpitude; or

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                  (d) Executive shall have been convicted of, or shall have
plead guilty or nolo contendere to, a felony or indictable offense.

                  5.4 If the Company elects to terminate Executive's employment hereunder as set forth in Article 5.3, it shall deliver a notice of such intention to Executive, describing with reasonable detail, the action or omission of the Executive constituting the act of default (the "Termination Notice"), and thereupon no further payments of any type shall be made or shall be due or payable to Executive hereunder, except as provided in the first sentence of Article 5.2, provided, however, with respect to any act of default set forth in clauses (a) and (b) of Article 5.2, prior to any termination by the Company of Executive's employment, Executive shall first have an opportunity to cure or remedy such act of default within thirty (30) days following the Termination Notice.

         6. Vacation Policy. The Executive shall receive paid vacation each year in accordance with the Employment Manual of the Company. Vacation leave may not be carried forward to any subsequent fiscal year unless the Executive has been requested to delay his vacation due to business circumstances, as conclusively determined in good faith by the Board of Directors of the Company.


         7.       Restrictive Covenants.

                  7.1 Confidential Information; Covenant not to Disclose. The Executive covenants and undertakes that he will not at any time during or after the termination of his employment hereunder reveal, divulge, or make known to any person, firm, corporation, or other business organization (other than the Company or its affiliates, if any), or use for his own account any customer lists, trade secrets, or any secret or any confidential information of any kind used by the Company during his employment by the Company, and made known (whether or not with the knowledge and permission of the Company, whether or not developed, devised, or otherwise created in whole or in part by the efforts of the Executive, and whether or not a matter of public knowledge unless as a result of authorized disclosure) to the Executive by reason of his employment by the Company. The Executive further covenants and agrees that he shall retain such knowledge and information which he has acquired or shall acquire and develop during his employment respecting such customer lists, trade secrets, and secret or confidential information in trust for the sole benefit of the Company, its successors and assigns.

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                  7.2   Covenant Not to Compete; Non-Interference.

                  7.2.1 The Executive covenants and undertakes that, during the period of his employment hereunder and for a period of two (2) years hereafter, he will not, without the prior written consent of the Company, directly or indirectly, and whether as principal, agent, officer, director, employee, consultant, or otherwise, alone or in association with any other person, firm, corporation, or other business organization, carry on, or be engaged, concerned, or take part in, or render services to, or own, share in the earnings of, or invest in the stock, bonds, or other securities of any person, firm, corporation, or other business organization (other than the Company or its affiliates, if any) engaged in a business located in the New York metropolitan area which is similar to or in competition with any of the businesses carried on by the Company (a "Similar Business") except in the course of his employment hereunder; provided, however, that the Executive may invest in stock, bonds, or other securities of any Similar Business (but without otherwise participating in the activities of such Similar Business) if
(i) such stock, bonds, or other securities are listed on any national or regional securities exchange or have been registered under Section 12 (g) of the Securities Exchange Act of 1934; and (ii) his investment does not exceed, in the case of any class of the capital stock of any one issuer, two (2%) percent of the issued and outstanding shares, or in the case of bonds or other securities, five (5%) percent of the aggregate principal amount thereof issued and outstanding.

                  7.2.2 The Executive covenants and undertakes that during the period of his employment hereunder and for a period of two (2) years thereafter will not, whether for his own account or for the account of any other person, firm, corporation or other business organization, interfere with the Company's relationship with, or endeavor to entice away from the Company, any person, firm, corporation or other business organization who or which at any time during the term of the Executive's employment with the Company was an employee, consultant, agent, supplier, or a customer of, or in the habit of dealing with, the Company.

                  7.2.3 If any provision of this Article 7.2 is held by any court of competent jurisdiction to be unenforceable because of the scope, duration or area of applicability, such provision shall be deemed modified to the extent the court modifies the scope, duration or area of applicability of such provision to make it enforceable.

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         7.3      Covenant to Report; Patents, etc.

                  7.3.1 The Executive shall promptly communicate and disclose to the Company all inventions, discoveries, improvements and new writings, in any form whatsoever (hereinafter "Inventions"), including, without limitation, all software, programs, technologies, products, routines, techniques, procedures, training aides and instructional manuals conceived, developed or made by him during his employment by the Company, whether solely or jointly with others, and whether or not patentable or copyrightable: (a) which relate to any matters or business of the type carried on or being developed by the Company, or (b) which result from or are suggested by any work done by him in the course of his employment by the Company. The Executive shall also promptly communicate and disclose to the Company all other data obtained by him concerning the business or affairs of the Company in the course of his employment by the Company.

                  7.3.2 All written materials, records and documents (in any form) made by the Executive or coming into his possession during the Term concerning the business or affairs of the Company shall be the sole property of the Company, and, upon the termination of the Term or upon the request of the Company during the Term, the Executive shall promptly deliver the same to the Company. The Executive agrees to render to the Company such reports of the activities undertaken by the Executive or conducted under the Executive's direction pursuant hereto during the Term as the Company may request.

                  7.3.3 The Executive will assign to the Company all right in the Inventions and will assist the Company or its designee during or subsequent to his employment, at the Company's sole expense, in filing patent and/or copyright applications on, and obtaining for the Company's benefit, patents and/or copyrights for, such Inventions in any and all countries, and will assign to the Company all such patent and/or copyright applications, all patents and/or copyrights which may issue thereon, said Inventions to be and remain the sole and exclusive property of the Company or its designee whether or not patented and/or copyrighted.

                  7.3.4 Any Invention conceived, developed or made by the Executive within one (1) year of the termination of his employment, whether such termination of employment is voluntary or involuntary, shall be deemed to have arisen out of and been conceived, developed or

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made by the Executive during his employment by the Company, unless established to have been conceived, developed or made after the termination of such employment.

         8. Injunction. It is recognized and hereby acknowledged by the Executive that a breach or violation by the Executive of any of the covenants or agreements contained in this Agreement may cause irreparable harm and damage to the Company hereto, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and acknowledges that the Company shall be entitled to an injunction, without posting any bond or security in connection therewith, from any court of competent jurisdiction enjoining and restraining any breach or violation of any of the restrictive covenants contained in Article 7 of this Agreement by the Executive or his associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other rights or remedies the Company may possess. Nothing contained in this Article 8 shall be construed to prevent the Company from seeking and recovering from the Executive damages sustained as a result of any breach or violation by the Executive of any of the covenants or agreements contained in this Agreement, and that in the event of any such breach, the Company shall avail itself of all remedies available both at law and at equity.

         9. Compliance with Other Agreements. The Executive represents and warrants to the Company that the execution of this Agreement by him and his performance of his obligations hereunder will not, with or without the giving of notice, the passage of time or both, conflict with, result in the breach of any provision of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

         10.      Miscellaneous.

                  10.1 Notices. Any notice or other communication to a party under this Agreement shall be in writing, and if by use of the mail shall be considered given when mailed by certified mail, return receipt requested, to the party at the following address or at such other address as the party may specify by notice to the other in the manner provided for herein:

                            (a)  If to the Company:
                                 Harvey Electronics, Inc.
                                 205 Chubb Avenue
                                 Lyndhurst, New Jersey 07071 (the "Company")
                                 Attention: Chairman, Board of Directors,

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                                 with a copy to:

                                 Ruskin, Moscou, Evans & Faltischek, P.C.

                                 170 Old Country Road
                                 Mineola, New York 11501
                                 Attention: Paul Rubell, Esq.; and

                            (b)  If to the Executive:
                                 10 Dogwood Avenue
                                 Roslyn Harbor, New York 11576

                  10.2 Benefit. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns. Insofar as the Executive is concerned this Agreement, being personal, cannot be assigned.

                  10.3 Validity. The invalidity or unenforceability of any provisions hereof shall in no way affect the validity or enforceability of any other provision.

                  10.4. Entire Agreement. Subject to Section 10.11, the Agreement constitutes the entire Agreement between the parties. It may only be changed or terminated by an instrument in writing signed by both parties. The covenants of the Executive contained in Article 7 of this Agreement shall survive the termination of this Agreement and the expiration of the Term.

                  10.5 New York Law to Govern. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of New York.

                  10.6 Corporate Action. The execution and delivery of this Agreement by the Company has been authorized and approved by all requisite corporate action.

                  10.7 Waiver of Breach. The failure of a party to insist on strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver hereto must be in writing.

                  10.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.


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                  10.9 Paragraph Headings. Paragraph headings are inserted
herein for convenience only and are not intended to modify, limit or alter the meaning of any provision of this Agreement.

                  10.10 No Adverse Construction. The right to apply the rule that an agreement is to be construed against the party drafting the agreement is hereby waived, and shall have no applicability in construing this Agreement or any provision hereof.


                  10.11 Severance Agreement. This Agreement shall be treated as a supplement to the Severance Agreement and shall not substitute, supersede or replace, to any extent, the Severance Agreement.

         IN WITNESS WHEREOF, the parties hereto have set their hands and executed this Agreement as of the day and year first above written.

                                          HARVEY ELECTRONICS, INC.


                                          By:_________________________________
                                               Michael Recca, Chairman


                                          ____________________________________
                                               FRANKLIN C. KARP